EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	July 20, 2006
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS RECORD EARNINGS OF
$1.35 PER DILUTED SHARE FOR SECOND QUARTER 2006

SALT LAKE CITY, July 20, 2006 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported second quarter net income of $145.3 million, or $1.35 per diluted share. Net income and earnings per share increased 22.3% and 3.8%, respectively, over the $118.8 million, or $1.30 per diluted share for the second quarter of 2005. The return on average common equity was 13.20% for the second quarter of 2006, up from 12.92% for the first quarter of 2006. The second quarter of 2006 includes after-tax merger related expense of $5.6 million ($0.05 per diluted share) related to the acquisition of Amegy Bancorporation, Inc. (“Amegy”) and the related systems conversion. All comparisons to the 2005 periods reflect the effects of the Amegy acquisition.

“We are pleased to again report record quarterly earnings, driven by very strong loan growth, a relatively stable net interest margin, and continued excellent credit quality,” said Harris H. Simmons, chairman and chief executive officer. “On balance sheet loans and leases grew $1.5 billion during the quarter, a record amount of growth, as economic activity remained strong throughout most of the West and Southwest,” continued Simmons. “During the quarter, we also completed the conversion of Amegy Bank systems, and anticipate that this conversion will result in improved efficiencies going forward.”

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ZIONS BANCORPORATION
Press Release – Page 2
July 20, 2006

Year-to-date net income for 2006 increased 23.5% to $282.9 million or $2.62 per diluted share compared to $229.0 million, or $2.50 per diluted share for the same period of 2005. The return on average common equity for the first six months of 2006 was 13.06% compared to 16.20% for the first six months of 2005.

Strong Loan Growth
On-balance-sheet net loans and leases were $32.7 billion at June 30, 2006, an increase of approximately $1.5 billion (19.8% annualized) from $31.1 billion at March 31, 2006, and an increase of 37.2% from $23.8 billion at June 30, 2005. Loan growth during the second quarter was in the commercial and commercial real estate categories and was widely diversified geographically.

Deposit Growth
Total deposits at June 30, 2006 increased $382 million to $33.3 billion, an annualized increase of 4.6% from $32.9 billion at March 31, 2006, and increased 36.3% over the balances reported one year ago. Core deposits decreased $327 million during the quarter to $29.9 billion compared to $30.2 billion at March 31, 2006. However, noninterest-bearing demand deposits increased $211 million or 8.5% annualized during the quarter. Decreases in other deposit categories were offset by growth in large time deposits.

Net Interest Income
Taxable-equivalent net interest income for the quarter was $442.3 million compared to $428.8 million for the first quarter of 2006 and $336.1 million for the second quarter of 2005. For the second quarter of 2006, the net interest margin was 4.64% compared to 4.69% for the first quarter of 2006 and 4.60% for the second quarter of 2005. The decreased net interest margin for the quarter resulted mainly from the robust loan growth being funded primarily by time deposits and Federal Home Loan Bank advances and other short-term borrowings.

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ZIONS BANCORPORATION
Press Release – Page 3
July 20, 2006

Noninterest Income
For the second quarter of 2006, noninterest income increased 7.2% to $137.8 million compared with $128.5 million for the first quarter of 2006, and 30.0% compared with $105.9 million for the second quarter of 2005. Service charges and fees on deposit accounts for the second quarter of 2006 increased $1.4 million or 13.7% annualized over the first quarter of 2006 and $10.0 million or 31.9% over the second quarter of 2005. Other service charges, commissions and fees were higher compared to the first quarter of 2006, reflecting increased investment, fiscal agent, and debit card interchange fees.

Noninterest Expense
Noninterest expense for the second quarter of 2006 was $333.3 million compared to $324.5 million for the first quarter of 2006 and $242.0 million for the second quarter of 2005. The largest component of noninterest expense, salaries and employee benefits, was essentially unchanged from the first quarter of 2006 and includes $4.1 million of stock option compensation expense compared to $3.9 million of stock option compensation expense in the first quarter of 2006.

Merger related expense was $8.9 million for the second quarter of 2006 compared to $6.8 million for the first quarter of 2006 and consists of systems conversion and employee-related costs for the Amegy acquisition. During the second quarter, the Company identified certain merger related expenses that were not properly classified during the first quarter. These expenses amounted to $1.1 million and were reclassified for the first quarter from other expense categories.

The efficiency ratio for the second quarter of 2006 was 57.5% compared to 58.2% for the first quarter of 2006 and 54.8% for the second quarter of 2005.

Asset Quality
Nonperforming assets declined to $73.5 million at June 30, 2006 from $96.6 million at March 31, 2006. As a result, the ratio of nonperforming assets to net loans and leases and other real estate owned improved to 0.22% at June 30, 2006 from 0.31% at both March 31, 2006 and June 30, 2005.

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ZIONS BANCORPORATION
Press Release – Page 4
July 20, 2006

For the second quarter of 2006, net loan and lease charge-offs were $9.8 million or 0.12% annualized of average loans. This compares with $11.7 million or 0.15% annualized for the first quarter of 2006 and $3.9 million or 0.07% annualized for the second quarter of 2005. The provision for loan losses was $17.0 million for the second quarter of 2006 compared to $14.5 million for the first quarter of 2006 and $11.4 million for the second quarter of 2005. The increased provision for the quarter was mainly the result of the Company’s strong loan growth. The combined provisions for loan losses and unfunded lending commitments were $16.8 million for the second quarter of 2006, $14.2 million for the first quarter of 2006, and $12.5 million for the second quarter of 2005.

At June 30, 2006, the allowance for loan losses as a percentage of net loans and leases was 1.07%, compared to 1.10% at March 31, 2006 and 1.18% at June 30, 2005. At June 30, 2006, the allowance was 606.6% of nonperforming loans. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) of $366.1 million were 1.12% of net loans and leases at the end of the second quarter of 2006.

Capital Management
The Company’s tangible common equity ratio was 5.54% at June 30, 2006 compared to 5.51% at March 31, 2006 and 6.98% at June 30, 2005. Retained earnings increased by $107.0 million during the second quarter, partially offset by a decrease in accumulated other comprehensive income of $25.2 million, while total assets increased by $1.8 billion.

Weighted average common and common-equivalent shares outstanding for the second quarter of 2006 were 107,883,374 compared to 107,724,724 for the first quarter of 2006 and 91,610,296 for the second quarter of 2005. Common shares outstanding at June 30, 2006 were 106,611,731 compared to 106,070,045 at March 31, 2006 and 90,062,646 at June 30, 2005. The increase year over year results primarily from the issuance of 14,351,115 common shares for the Amegy acquisition and for the quarter from the exercise of stock options.

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ZIONS BANCORPORATION
Press Release – Page 5
July 20, 2006

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 20, 2006). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-866-362-4666 and entering the passcode 97090116, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Thursday, July 20 through midnight ET on Thursday, July 27, by dialing 1-888-286-8010 and entering the passcode 93617284. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 450 offices and approximately 600 ATMs in ten states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability

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ZIONS BANCORPORATION
Press Release – Page 6
July 20, 2006

to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, the following factors relating to the Company’s acquisition of Amegy, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the combination of the businesses of Zions Bancorporation and Amegy Bancorporation, Inc. may take longer, be more difficult, time consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; and (3) operating costs, customer losses and business disruption resulting from the merger, including adverse effects on relationships with employees, may be greater than expected.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2005 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov ).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 7
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share and ratio data)	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change
EARNINGS
Taxable-equivalent net interest income	$442,261	$336,088	31.59%	$871,085	$656,208	32.75%
Taxable-equivalent revenue	580,020	442,020	31.22%	1,137,332	865,038	31.48%
Net interest income	436,327	330,928	31.85%	859,174	645,879	33.02%
Noninterest income	137,759	105,932	30.04%	266,247	208,830	27.49%
Provision for loan losses	17,022	11,417	49.09%	31,534	20,800	51.61%
Noninterest expense	333,276	242,046	37.69%	657,731	481,283	36.66%
Income before income taxes and minority interest	223,788	183,397	22.02%	436,156	352,626	23.69%
Income taxes	78,821	66,330	18.83%	154,079	126,079	22.21%
Minority interest	(343)	(1,743)	(80.32)%	(866)	(2,497)	(65.32)%
Net income	145,310	118,810	22.30%	282,943	229,044	23.53%

PER COMMON SHARE
Net income (diluted)	1.35	1.30	3.85%	2.62	2.50	4.80%
Dividends	0.36	0.36	-	0.72	0.72	-
Book value				41.72	32.62	27.90%

SELECTED RATIOS
Return on average assets	1.33%	1.47%		1.32%	1.44%
Return on average common equity	13.20%	16.56%		13.06%	16.20%
Efficiency ratio	57.46%	54.76%		57.83%	55.64%
Net interest margin	4.64%	4.60%		4.66%	4.57%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 8
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except share and ratio data)	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change
AVERAGE BALANCES
Total assets	$43,782,622	$32,510,692	34.67%	$43,217,571	$32,182,658	34.29%
Securities	5,876,065	5,091,552	15.41%	5,974,333	5,141,496	16.20%
Net loans and leases	31,900,053	23,330,670	36.73%	31,188,372	23,004,945	35.57%
Goodwill	1,884,192	638,932	194.90%	1,885,862	640,758	194.32%
Core deposit and other intangibles	185,281	53,011	249.51%	190,885	54,822	248.19%
Total deposits	32,175,202	23,787,985	35.26%	32,099,667	23,507,308	36.55%
Core deposits (1)	29,303,520	22,248,291	31.71%	29,378,174	22,044,385	33.27%
Minority interest	28,486	24,726	15.21%	28,355	24,787	14.39%
Shareholders' equity	4,414,775	2,877,374	53.43%	4,368,301	2,851,269	53.21%

Weighted average common and common-
equivalent shares outstanding	107,883,374	91,610,296	17.76%	107,866,829	91,596,314	17.76%

AT PERIOD END
Total assets				$45,142,086	$32,875,294	37.31%
Securities				5,797,079	4,904,799	18.19%
Net loans and leases				32,682,335	23,821,563	37.20%
Sold loans being serviced (2)				3,003,101	2,910,182	3.19%
Allowance for loan losses				348,475	281,428	23.82%
Allowance for unfunded lending commitments				17,592	15,395	14.27%
Goodwill				1,881,256	638,933	194.44%
Core deposit and other intangibles				177,692	51,397	245.72%
Total deposits				33,254,210	24,398,535	36.30%
Core deposits (1)				29,851,896	22,840,557	30.70%
Minority interest				28,619	24,665	16.03%
Shareholders' equity				4,447,330	2,937,908	51.38%

Common shares outstanding				106,611,731	90,062,646	18.38%

Average equity to average assets	10.08%	8.85%		10.11%	8.86%
Common dividend payout	26.37%	27.37%		27.02%	28.42%
Tangible common equity ratio				5.54%	6.98%
Nonperforming assets				73,475	73,680	(0.28)%
Accruing loans past due 90 days or more				29,434	13,183	123.27%
Nonperforming assets to net loans and leases
and other real estate owned at period end				0.22%	0.31%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006		2005
EARNINGS
Taxable-equivalent net interest income	$442,261	$428,824	$380,316	$345,826	$336,088
Taxable-equivalent revenue	580,020	557,312	497,943	456,321	442,020
Net interest income	436,327	422,847	374,819	340,652	330,928
Noninterest income	137,759	128,488	117,627	110,495	105,932
Provision for loan losses	17,022	14,512	10,116	12,107	11,417
Noninterest expense	333,276	324,455	283,789	247,718	242,046
Impairment loss on goodwill	-	-	602	-	-
Income before income taxes and minority interest	223,788	212,368	197,939	191,322	183,397
Income taxes	78,821	75,258	69,139	68,200	66,330
Minority interest	(343)	(523)	693	152	(1,743)
Net income	145,310	137,633	128,107	122,970	118,810

PER COMMON SHARE
Net income (diluted)	1.35	1.28	1.32	1.34	1.30
Dividends	0.36	0.36	0.36	0.36	0.36
Book value	41.72	40.95	40.30	33.30	32.62

SELECTED RATIOS
Return on average assets	1.33%	1.31%	1.38%	1.47%	1.47%
Return on average common equity	13.20%	12.92%	14.82%	16.41%	16.56%
Efficiency ratio	57.46%	58.22%	56.99%	54.29%	54.76%
Net interest margin	4.64%	4.69%	4.62%	4.59%	4.60%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006		2005
AVERAGE BALANCES
Total assets	$43,782,622	$42,646,242	$36,780,719	$33,218,477	$32,510,692
Securities	5,876,065	6,073,692	5,352,093	4,993,735	5,091,552
Net loans and leases	31,900,053	30,468,784	25,982,873	24,009,024	23,330,670
Goodwill	1,884,192	1,887,551	1,060,381	638,957	638,932
Core deposit and other intangibles	185,281	196,551	101,593	52,276	53,011
Total deposits	32,175,202	32,023,293	27,605,309	24,807,387	23,787,985
Core deposits (1)	29,303,520	29,453,658	25,467,323	23,029,389	22,248,291
Minority interest	28,486	28,223	27,079	26,220	24,726
Shareholders' equity	4,414,775	4,321,311	3,428,605	2,972,615	2,877,374

Weighted average common and common-
equivalent shares outstanding	107,883,374	107,724,724	96,963,446	91,605,279	91,610,296

AT PERIOD END
Total assets	$45,142,086	$43,318,029	$42,779,639	$33,422,701	$32,875,294
Securities	5,797,079	5,984,115	6,057,212	4,992,339	4,904,799
Net loans and leases	32,682,335	31,140,326	30,126,936	23,930,017	23,821,563
Sold loans being serviced (2)	3,003,101	3,183,992	3,382,603	3,561,818	2,910,182
Allowance for loan losses	348,475	341,261	338,399	287,237	281,428
Allowance for unfunded lending commitments	17,592	17,841	18,120	15,830	15,395
Goodwill	1,881,256	1,884,225	1,887,588	639,120	638,933
Core deposit and other intangibles	177,692	188,384	199,166	47,670	51,397
Total deposits	33,254,210	32,872,708	32,642,408	25,399,741	24,398,535
Core deposits (1)	29,851,896	30,179,291	30,127,812	23,507,531	22,840,557
Minority interest	28,619	28,895	27,551	26,719	24,665
Shareholders' equity	4,447,330	4,343,816	4,237,264	2,999,173	2,937,908

Common shares outstanding	106,611,731	106,070,045	105,147,562	90,067,016	90,062,646

Average equity to average assets	10.08%	10.13%	9.32%	8.95%	8.85%
Common dividend payout	26.37%	27.71%	25.50%	26.47%	27.37%
Tangible common equity ratio	5.54%	5.51%	5.28%	7.06%	6.98%
Nonperforming assets	73,475	96,556	89,063	83,101	73,680
Accruing loans past due 90 days or more	29,434	10,299	17,153	15,836	13,183
Nonperforming assets to net loans and leases
and other real estate owned at period end	0.22%	0.31%	0.30%	0.35%	0.31%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share amounts)	2006	2006	2005	2005	2005
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,773,829	$1,584,857	$1,706,590	$1,109,202	$1,232,527
Money market investments:
Interest-bearing deposits	87,512	51,942	22,179	13,350	11,004
Federal funds sold	262,959	178,406	414,281	460,167	52,327
Security resell agreements	225,160	238,762	230,282	528,763	537,327
Investment securities:
Held to maturity, at cost (approximate market value $620,786,
$633,784, $642,258, $641,737 and $651,936)	639,593	644,212	649,791	642,687	649,888
Available for sale, at market	5,086,840	5,187,979	5,305,859	3,997,593	3,972,829
Trading account, at market (includes $50,684, $34,340,
$43,444, $141,535 and $102,916 transferred as collateral
under repurchase agreements)	70,646	151,924	101,562	352,059	282,082
	5,797,079	5,984,115	6,057,212	4,992,339	4,904,799
Loans:
Loans held for sale	248,948	311,655	256,236	213,223	207,123
Loans and leases	32,576,017	30,958,190	29,996,022	23,823,715	23,718,150
	32,824,965	31,269,845	30,252,258	24,036,938	23,925,273
Less:
Unearned income and fees, net of related costs	142,630	129,519	125,322	106,921	103,710
Allowance for loan losses	348,475	341,261	338,399	287,237	281,428
Loans and leases, net of allowance	32,333,860	30,799,065	29,788,537	23,642,780	23,540,135

Other noninterest-bearing investments	993,379	971,569	938,515	708,368	698,968
Premises and equipment, net	574,154	565,327	564,745	410,800	409,488
Goodwill	1,881,256	1,884,225	1,887,588	639,120	638,933
Core deposit and other intangibles	177,692	188,384	199,166	47,670	51,397
Other real estate owned	16,024	24,964	19,966	15,176	11,070
Other assets	1,019,182	846,413	950,578	854,966	787,319
	$45,142,086	$43,318,029	$42,779,639	$33,422,701	$32,875,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$10,163,834	$9,953,003	$9,953,833	$7,725,179	$7,577,450
Interest-bearing:
Savings and money market	15,814,128	16,354,901	16,055,754	13,442,012	13,195,200
Time under $100,000	2,030,717	1,959,351	1,938,789	1,554,064	1,468,017
Time $100,000 and over	3,402,314	2,693,417	2,514,596	1,892,210	1,557,978
Foreign	1,843,217	1,912,036	2,179,436	786,276	599,890
	33,254,210	32,872,708	32,642,408	25,399,741	24,398,535

Securities sold, not yet purchased	27,388	55,577	64,654	331,891	291,353
Federal funds purchased	1,397,694	1,484,049	1,255,662	1,262,646	1,593,010
Security repurchase agreements	1,169,296	1,096,420	1,027,658	756,631	755,676
Other liabilities	789,222	677,495	592,599	571,583	544,691
Commercial paper	245,126	153,286	167,188	149,089	75,393
Federal Home Loan Bank advances and other borrowings:
One year or less	1,216,848	4,264	18,801	13,063	314,643
Over one year	133,450	134,043	234,488	226,482	227,039
Long-term debt	2,432,903	2,467,476	2,511,366	1,685,683	1,712,381
Total liabilities	40,666,137	38,945,318	38,514,824	30,396,809	29,912,721

Minority interest	28,619	28,895	27,551	26,719	24,665

Shareholders' equity:
Capital stock:
Preferred stock, without par value; authorized
3,000,000 shares; issued and outstanding, none	-	-	-	-	-
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 106,611,731, 106,070,045,
105,147,562, 90,067,016 and 90,062,646 shares	2,218,711	2,197,245	2,156,732	971,002	961,510
Retained earnings	2,386,369	2,279,383	2,179,885	2,084,439	1,994,015
Accumulated other comprehensive loss	(148,327)	(123,099)	(83,043)	(52,088)	(12,905)
Deferred compensation	(9,423)	(9,713)	(16,310)	(4,180)	(4,712)
Total shareholders' equity	4,447,330	4,343,816	4,237,264	2,999,173	2,937,908
	$45,142,086	$43,318,029	$42,779,639	$33,422,701	$32,875,294

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
Interest income:
Interest and fees on loans	$591,139	$542,784	$458,429	$406,319	$380,233
Interest on loans held for sale	4,055	4,046	3,131	2,462	2,618
Lease financing	4,496	4,130	4,010	3,980	4,023
Interest on money market investments	5,910	5,847	13,280	7,723	6,041
Interest on securities:
Held to maturity – taxable	2,209	2,215	1,866	1,827	1,833
Held to maturity – nontaxable	5,683	5,531	5,948	6,066	6,008
Available for sale – taxable	68,995	69,104	56,267	49,339	49,102
Available for sale – nontaxable	2,119	2,339	1,433	808	834
Trading account	1,995	2,074	4,038	4,753	5,044
Total interest income	686,601	638,070	548,402	483,277	455,736

Interest expense:
Interest on savings and money market deposits	97,131	86,623	71,093	59,539	49,236
Interest on time and foreign deposits	67,424	59,485	43,740	31,536	24,557
Interest on short-term borrowings	43,475	27,978	24,155	23,213	24,152
Interest on long-term debt	42,244	41,137	34,595	28,337	26,863
Total interest expense	250,274	215,223	173,583	142,625	124,808

Net interest income	436,327	422,847	374,819	340,652	330,928
Provision for loan losses	17,022	14,512	10,116	12,107	11,417
Net interest income after provision for loan losses	419,305	408,335	364,703	328,545	319,511

Noninterest income:
Service charges and fees on deposit accounts	41,414	40,038	34,375	32,233	31,406
Loan sales and servicing income	14,921	15,468	21,315	21,649	16,790
Other service charges, commissions and fees	43,718	39,931	32,973	28,877	28,132
Trust and investment management income	5,312	4,696	4,489	3,923	4,604
Income from securities conduit	8,492	8,406	8,977	8,553	8,617
Dividends and other investment income	9,946	9,209	7,642	6,954	7,436
Market making, trading and nonhedge derivative income	5,444	4,425	1,352	4,069	6,509
Equity securities gains (losses), net	(1,764)	550	1,764	1,089	(2,778)
Fixed income securities gains (losses), net	5,156	251	423	276	(1,187)
Other	5,120	5,514	4,317	2,872	6,403
Total noninterest income	137,759	128,488	117,627	110,495	105,932

Noninterest expense:
Salaries and employee benefits	185,643	185,855	154,942	142,590	138,244
Occupancy, net	24,549	24,081	21,388	19,048	18,504
Furniture and equipment	22,737	23,004	19,032	16,979	16,260
Legal and professional services	9,005	8,509	10,012	8,575	7,967
Postage and supplies	8,646	7,715	7,043	6,510	6,798
Advertising	6,814	5,985	6,061	5,875	5,335
Impairment losses on long-lived assets	-	1,304	2,500	-	-
Restructuring charges	-	17	2,351	-	-
Merger related expense	8,906	6,807	3,103	207	-
Amortization of core deposit and other intangibles	10,692	10,693	6,092	3,684	3,696
Provision for unfunded lending commitments	(249)	(279)	277	435	1,042
Other	56,533	50,764	50,988	43,815	44,200
Total noninterest expense	333,276	324,455	283,789	247,718	242,046

Impairment loss on goodwill	-	-	602	-	-

Income before income taxes and minority interest	223,788	212,368	197,939	191,322	183,397
Income taxes	78,821	75,258	69,139	68,200	66,330
Minority interest	(343)	(523)	693	152	(1,743)
Net income	$145,310	$137,633	$128,107	$122,970	$118,810

Weighted average shares outstanding during the period:
Basic shares	106,001	105,472	95,002	89,980	89,846
Diluted shares	107,883	107,725	96,963	91,605	91,610

Net income per common share:
Basic	$1.37	$1.30	$1.35	$1.37	$1.32
Diluted	1.35	1.28	1.32	1.34	1.30

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)

	Six Months Ended
(In thousands, except per share amounts)	June 30,
	2006	2005
Interest income:
Interest and fees on loans	$1,133,923	$731,168
Interest on loans held for sale	8,101	4,221
Lease financing	8,626	8,089
Interest on money market investments	11,757	10,679
Interest on securities:
Held to maturity – taxable	4,424	3,638
Held to maturity – nontaxable	11,214	11,991
Available for sale – taxable	138,099	96,022
Available for sale – nontaxable	4,458	1,690
Trading account	4,069	11,079
Total interest income	1,324,671	878,577

Interest expense:
Interest on savings and money market deposits	183,754	89,972
Interest on time and foreign deposits	126,909	44,444
Interest on short-term borrowings	71,453	44,781
Interest on long-term debt	83,381	53,501
Total interest expense	465,497	232,698

Net interest income	859,174	645,879
Provision for loan losses	31,534	20,800
Net interest income after provision for loan losses	827,640	625,079

Noninterest income:
Service charges and fees on deposit accounts	81,452	62,188
Loan sales and servicing income	30,389	34,858
Other service charges, commissions and fees	83,649	54,785
Trust and investment management income	10,008	8,071
Income from securities conduit	16,898	17,436
Dividends and other investment income	19,155	15,444
Market making, trading and nonhedge derivative income	9,869	10,293
Equity securities losses, net	(1,214)	(4,165)
Fixed income securities gains, net	5,407	146
Other	10,634	9,774
Total noninterest income	266,247	208,830

Noninterest expense:
Salaries and employee benefits	371,498	276,370
Occupancy, net	48,630	36,957
Furniture and equipment	45,741	32,179
Legal and professional services	17,514	16,217
Postage and supplies	16,361	13,286
Advertising	12,799	9,428
Impairment losses on long-lived assets	1,304	633
Restructuring charges	17	92
Merger related expense	15,713	-
Amortization of core deposit and other intangibles	21,385	7,129
Provision for unfunded lending commitments	(528)	2,713
Other	107,297	86,279
Total noninterest expense	657,731	481,283

Income before income taxes and minority interest	436,156	352,626
Income taxes	154,079	126,079
Minority interest	(866)	(2,497)
Net income	$282,943	$229,044

Weighted average shares outstanding during the period:
Basic shares	105,738	89,861
Diluted shares	107,867	91,596

Net income per common share:
Basic	$2.68	$2.55
Diluted	2.62	2.50

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)

			Accumulated
			other		Total
	Common	Retained	comprehensive	Deferred	shareholders'
(In thousands)	stock	earnings	income (loss)	compensation	equity

Balance, December 31, 2005	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income for the period		282,943			282,943
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses
on investments and retained interests			(31,281)
Foreign currency translation			543
Reclassification for net realized gains
on investments recorded in operations			(1,456)
Net unrealized losses on derivative instruments			(33,090)
Other comprehensive loss			(65,284)		(65,284)
Total comprehensive income					217,659
Stock redeemed and retired	(1,338)				(1,338)
Net stock options exercised	63,449				63,449
Reversal of deferred compensation, adoption
of SFAS 123R	(11,111)			11,111	-
Share-based compensation	10,979				10,979
Cash dividends – common, $.72 per share		(76,459)			(76,459)
Change in deferred compensation				(4,224)	(4,224)
Balance, June 30, 2006	$2,218,711	$2,386,369	$(148,327)	$(9,423)	$4,447,330

Balance, December 31, 2004	$972,065	$1,830,064	$(7,932)	$(4,218)	$2,789,979
Comprehensive income:
Net income for the period		229,044			229,044
Other comprehensive loss, net of tax:
Net realized and unrealized holding gains
on investments and retained interests			2,790
Foreign currency translation			(1,123)
Reclassification for net realized gains
on investments recorded in operations			(153)
Net unrealized losses on derivative instruments			(6,487)
Other comprehensive loss			(4,973)		(4,973)
Total comprehensive income					224,071
Stock redeemed and retired	(80,058)				(80,058)
Net stock options exercised and restricted stock issued	69,503				69,503
Cash dividends – common, $.72 per share		(65,093)			(65,093)
Change in deferred compensation				(494)	(494)
Balance, June 30, 2005	$961,510	$1,994,015	$(12,905)	$(4,712)	$2,937,908

Total comprehensive income for the three months ended June 30, 2006 and 2005 was $120,082 and $156,629, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonperforming Assets
(Unaudited)

(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005

Nonaccrual loans	$57,249	$71,376	$68,717	$67,248	$61,871
Restructured loans	202	216	380	677	739
Other real estate owned	16,024	24,964	19,966	15,176	11,070
Total	$73,475	$96,556	$89,063	$83,101	$73,680
% of net loans and leases* and other real
estate owned	0.22%	0.31%	0.30%	0.35%	0.31%

Accruing loans past due 90 days or more	$29,434	$10,299	$17,153	$15,836	$13,183

% of net loans and leases*	0.09%	0.03%	0.06%	0.07%	0.06%

*Includes loans held for sale.

Allowances for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
Allowance for Loan Losses
Balance at beginning of period	$341,261	$338,399	$287,237	$281,428	$273,906
Allowance of company acquired	-	-	49,217	-	-
Add:
Provision for losses	17,022	14,512	10,116	12,107	11,417
Deduct:
Loan and lease charge-offs	(16,082)	(15,609)	(12,168)	(10,883)	(8,633)
Recoveries	6,274	3,959	3,997	4,585	4,738
Net loan and lease charge-offs	(9,808)	(11,650)	(8,171)	(6,298)	(3,895)
Balance at end of period	$348,475	$341,261	$338,399	$287,237	$281,428

Ratio of allowance for loan losses to net loans
and leases outstanding at period end	1.07%	1.10%	1.12%	1.20%	1.18%

Ratio of allowance for loan losses to nonperforming
loans at period end	606.56%	476.67%	489.74%	422.87%	449.49%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$17,841	$18,120	$15,830	$15,395	$14,353
Allowance of company acquired	-	-	2,013	-	-
Provision charged (credited) against earnings	(249)	(279)	277	435	1,042
Balance at end of period	$17,592	$17,841	$18,120	$15,830	$15,395

Total Allowances for Credit Losses
Allowance for loan losses	$348,475	$341,261	$338,399	$287,237	$281,428
Allowance for unfunded lending commitments	17,592	17,841	18,120	15,830	15,395
Total allowances for credit losses	$366,067	$359,102	$356,519	$303,067	$296,823

Ratio of total allowances for credit losses to net loans
and leases outstanding at period end	1.12%	1.15%	1.18%	1.27%	1.25%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

Sold Loans Being Serviced
(Unaudited)

	Three Months Ended
(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005

Balance at beginning of period	$3,183,992	$3,382,603	$3,561,818	$2,910,182	$2,995,630
New loans sold	82,553	59,417	100,273	880,808	120,091
Payments and other reductions	(263,444)	(258,028)	(279,488)	(229,172)	(205,539)
Balance at end of period	$3,003,101	$3,183,992	$3,382,603	$3,561,818	$2,910,182

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005

Loans held for sale	$249	$312	$256	$213	$207

Commercial lending:
Commercial and industrial	7,539	7,261	7,192	4,885	4,760
Leasing	407	383	373	359	361
Owner occupied	5,574	5,159	4,825	4,063	4,341
Total commercial lending	13,520	12,803	12,390	9,307	9,462

Commercial real estate:
Construction and land development	6,958	6,292	6,065	4,471	4,091
Term	4,981	4,847	4,640	4,051	4,118
Total commercial real estate	11,939	11,139	10,705	8,522	8,209

Consumer:
Home equity credit line and other
consumer real estate	1,963	1,892	1,831	1,659	1,709
1-4 family residential	4,244	4,191	4,130	3,574	3,564
Bankcard and other revolving plans	279	254	207	195	208
Other	453	464	537	437	468
Total consumer	6,939	6,801	6,705	5,865	5,949

Foreign loans	3	3	5	5	5

Other receivables	175	212	191	125	93
Total loans	$32,825	$31,270	$30,252	$24,037	$23,925

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$475,278	$5,910	4.99%	$862,354	$6,041	2.81%
Securities:
Held to maturity	644,555	10,952	6.82%	641,161	11,076	6.93%
Available for sale	5,067,450	72,255	5.72%	3,941,109	50,385	5.13%
Trading account	164,060	1,995	4.88%	509,282	5,044	3.97%
Total securities	5,876,065	85,202	5.82%	5,091,552	66,505	5.24%

Loans:
Loans held for sale	266,126	4,055	6.11%	198,547	2,618	5.29%
Net loans and leases (2)	31,633,927	597,368	7.57%	23,132,123	385,732	6.69%
Total loans and leases	31,900,053	601,423	7.56%	23,330,670	388,350	6.68%
Total interest-earning assets	38,251,396	692,535	7.26%	29,284,576	460,896	6.31%
Cash and due from banks	1,441,444			1,076,691
Allowance for loan losses	(345,408)			(278,262)
Goodwill	1,884,192			638,932
Core deposit and other intangibles	185,281			53,011
Other assets	2,365,717			1,735,744
Total assets	$43,782,622			$32,510,692

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,194,174	17,158	1.32%	$4,325,868	8,453	0.78%
Money market	10,671,342	79,973	3.01%	8,755,133	40,783	1.87%
Time under $100,000	1,985,853	17,472	3.53%	1,452,392	9,420	2.60%
Time $100,000 and over	2,871,682	29,098	4.06%	1,539,694	11,528	3.00%
Foreign	1,868,060	20,854	4.48%	554,042	3,609	2.61%
Total interest-bearing deposits	22,591,111	164,555	2.92%	16,627,129	73,793	1.78%
Borrowed funds:
Securities sold, not yet purchased	62,404	706	4.54%	509,818	4,733	3.72%
Federal funds purchased and security
repurchase agreements	2,804,139	29,807	4.26%	2,347,220	15,263	2.61%
Commercial paper	217,033	2,760	5.10%	160,609	1,246	3.11%
FHLB advances and other borrowings:
One year or less	800,800	10,202	5.11%	378,659	2,910	3.08%
Over one year	133,885	2,059	6.17%	227,318	2,863	5.05%
Long-term debt	2,476,188	40,185	6.51%	1,691,507	24,000	5.69%
Total borrowed funds	6,494,449	85,719	5.29%	5,315,131	51,015	3.85%
Total interest-bearing liabilities	29,085,560	250,274	3.45%	21,942,260	124,808	2.28%
Noninterest-bearing deposits	9,584,091			7,160,856
Other liabilities	669,710			505,476
Total liabilities	39,339,361			29,608,592
Minority interest	28,486			24,726
Total shareholders' equity	4,414,775			2,877,374
Total liabilities and shareholders' equity	$43,782,622			$32,510,692

Spread on average interest-bearing funds			3.81%			4.03%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$442,261	4.64%		$336,088	4.60%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$493,398	$11,757	4.81%	$839,375	$10,679	2.57%
Securities:
Held to maturity	638,366	21,676	6.85%	639,249	22,086	6.97%
Available for sale	5,169,446	144,957	5.65%	3,945,609	98,622	5.04%
Trading account	166,521	4,069	4.93%	556,638	11,079	4.01%
Total securities	5,974,333	170,702	5.76%	5,141,496	131,787	5.17%

Loans:
Loans held for sale	269,359	8,101	6.06%	192,084	4,221	4.43%
Net loans and leases (2)	30,919,013	1,146,022	7.47%	22,812,861	742,219	6.56%
Total loans and leases	31,188,372	1,154,123	7.46%	23,004,945	746,440	6.54%
Total interest-earning assets	37,656,103	1,336,582	7.16%	28,985,816	888,906	6.18%
Cash and due from banks	1,489,642			1,047,569
Allowance for loan losses	(343,094)			(275,803)
Goodwill	1,885,862			640,758
Core deposit and other intangibles	190,885			54,822
Other assets	2,338,173			1,729,496
Total assets	$43,217,571			$32,182,658

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,924,167	30,343	1.24%	$4,312,341	16,000	0.75%
Money market	11,015,663	153,411	2.81%	8,832,113	73,972	1.69%
Time under $100,000	1,971,262	33,334	3.41%	1,434,241	17,457	2.45%
Time $100,000 and over	2,721,493	52,420	3.88%	1,462,923	20,826	2.87%
Foreign	1,923,369	41,155	4.31%	501,812	6,161	2.48%
Total interest-bearing deposits	22,555,954	310,663	2.78%	16,543,430	134,416	1.64%
Borrowed funds:
Securities sold, not yet purchased	59,881	1,337	4.50%	508,873	9,243	3.66%
Federal funds purchased and security
repurchase agreements	2,739,205	54,973	4.05%	2,379,959	28,415	2.41%
Commercial paper	199,282	4,842	4.90%	152,889	2,177	2.87%
FHLB advances and other borrowings:
One year or less	407,519	10,301	5.10%	352,330	4,946	2.83%
Over one year	163,893	4,584	5.64%	227,590	5,702	5.05%
Long-term debt	2,489,693	78,797	6.38%	1,691,118	47,799	5.70%
Total borrowed funds	6,059,473	154,834	5.15%	5,312,759	98,282	3.73%
Total interest-bearing liabilities	28,615,427	465,497	3.28%	21,856,189	232,698	2.15%
Noninterest-bearing deposits	9,543,713			6,963,878
Other liabilities	661,775			486,535
Total liabilities	38,820,915			29,306,602
Minority interest	28,355			24,787
Total shareholders' equity	4,368,301			2,851,269
Total liabilities and shareholders' equity	$43,217,571			$32,182,658

Spread on average interest-bearing funds			3.88%			4.03%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$871,085	4.66%		$656,208	4.57%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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